Exhibit 10.1

Social Media Agreement

This Social Media Agreement “Agreement” is made effective May 16, 2017 by and between BHANG Corporation (“BC”) and Bang Digital Media (“BDM”), (collectively, the “Parties”).

Therefore, the Parties agree as follows:

1.	DESCRIPTION OF SERVICES.

BDM will provide the following services for BC: social media posts - planning & posting, social media post content production and social media account monitoring/management (collectively, the “Services”).

2.	PERFORMANCE OF SERVICES.

A.	BDM shall implement plans and strategies that help BC market its brand, its IP and its merchandise using primarily INSTAGRAM & FACEBOOK.

B.	BDM shall design approaches specific to the BC’s needs (hashtag research and implementation, strategic liking, posting and reposting).

C.	BDM shall interact with customers that approach the social media platform with comments/messages, and where necessary, will coordinate with the COO or Director of Operations and work with BC’s swag fulfillment center, Onyx, to have customers sent swag.

D.	BDM shall take steps to organize production of original content. All rights of images belong to BC.

E.	BDM shall keep content positive and shall work to maintain the positive public’s perception of BC.

F.	The manner in which the Services are to be performed and the specific hours to be worked by BDM shall be determined by BDM. BC will rely on BDM to work as many hours as may be reasonably necessary to fulfill BDM’s obligations under this Agreement. BDM commits to a minimum of 60 hours monthly from its team (Award winning Journalists, Filmmakers, Project Managers, Full Stack Developers, and PR Strategists).

G.	Twice-a-Month Conference calls for updates, check-in and strategy re-alignment

H.	Monthly Data analysis and reports

I.	Creative graphic design, video & copy for growth and alternative strategies, constant iteration, audience tweaks and optimization of ads for growth and better ROI.

J.	20-40 social postings/month across social platforms

K.	Ongoing proposals for growth, engagement, PR and sales strategies

L.	Four sponsored memes on “4TwentyToday” & “4TT Network/ month”

M.	One monthly 2-4 hour visit to Denver-based-facility for capture of future video & still content

N.	50% discounted event space rental at the International Church of Cannabis in Denver.

3.	PAYMENT. BC will pay a fee to BDM for the Services based on $5,000 per month for the months BDM is engaged to perform Social Media Services for BC plus $1,000 in discretionary ad spending. The $5,000 fee shall be payable monthly, no later than the twenty-fifth day of the month following the period during which the Services were performed. The ad-spend dollars will be reimbursed within 10 business days of receiving periodic invoices. Ad-spend invoices must be billed at least every 60 days.

4.	TERM/TERMINATION. The term of this Agreement is month-to-month. The Agreement may be terminated without cause by either party upon a 30-day written notice. If this Agreement is terminated prior to the end of any 30-day period, BC agrees to pay all obligations then due and payable, including the monthly fee in full for any partial monthly serviced, made by BDM on BC’s behalf within 10 business days of receiving BDM’s final invoice. No rights or liabilities shall arise with relationship to unfinished work, regardless of any plans that may have been made for future services.

5.	RELATIONSHIP OF PARTIES. It is understood by the Parties that BDM is an independent contractor with respect to BC, and not an employee of BC. BC will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of BDM.

6.	EMPLOYEES. BDM’s employees, if any, who perform services for BC under this Agreement shall also be bound by the provisions of this Agreement.

7.	CONFIDENTIALITY. BDM agrees not to disseminate or use for its own purpose or for any other BDM clients, either during or after the termination of the contract, any BC content or confidential information imparted by BC. BDM agrees to use reasonable controls to restrict dissemination of such information. BDM understands that all information BC provides shall be considered sensitive and confidential unless expressly declared otherwise. BC will protect the Information and treat it as strictly confidential; other proprietary information which are valuable, special, and unique assets of BC and need to be protected from improper disclosure.

8.	CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement. Passwords and any such information shall be passed over immediately to BC if they change or if this agreement is cancelled. All social media accounts including log-ins and passwords will be the sole property of BC.

9.	NOTICES. All notices required under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail postage prepaid.

10.	ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties and there are no other promises or conditions in any other agreement whether oral or written. This agreement supersedes any prior written or oral agreements between the Parties.

11.	AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both Parties.

12.	SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provisions of this Agreement is invalid or unenforceable, but that by limiting such provisions it would become valid and enforceable. then such provisions shall be deemed to be written, construed, and enforced as so limited.

13.	WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provisions of this Agreement shall not be con trued as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE CONTROLLED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. ANY JUDICIAL PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT MUST BE BROUGHT IN THE MIAMI-DADE COUNTY DISTRICT OF FLORIDA OR ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF FLORIDA LOCATED IN THE CITY OF MIAMI, AND, EACH PARTY: (I) ACCEPTS UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT; (II) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR THE STATE OF FLORIDA OTHER THAN FOR SUCH PURPOSE; AND (III) AGREES THAT PROCESS IN ANY SUCH ACTION, IN ADDITION TO ANY OTHER METHOD PERMITTED BY LAW, MAY BE SERVED UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS DESIGNATED BY SUCH PARTY HEREIN, AND SUCH SERVICE SHALL BE DEEMED EFFECTIVE AS IF PERSONAL SERVICE HAD BEEN MADE UPON IT WITHIN MIAMI_DADE COUNTY. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

BHANG CORPORATION:		BANG DIGITAL MEDIA
a Nevada Corporation

By:	/s/ Scott Van Rixel	By:	/s/ Steve Berke
	Scott Van Rixel		Steve Berke

Title:	Chief Executive Officer	Title:	Chief Executive Officer
Address:
Address:		1400 NE Miami Gardens Drive #202
6815 Biscayne Blvd Suite#103		North Miami Beach, FL 33179
Miami FL 33138